UNIT PURCHASE AGREEMENT



                            DATED AS OF JULY 21, 2000


                                     BETWEEN


                                 IJNT.NET, INC.


                                       AND


                THE PURCHASER LISTED ON THE SIGNATURE PAGE HERETO

         THE SECURITY OR SECURITIES EVIDENCED HEREBY AND WHICH MAY BE ISSUED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE PURCHASER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE COMPANY OR THE TRANSFER AGENT FOR THE SECURITIES SUCH CERTIFICATIONS, LEGAL OPINIONS, AND OTHER INFORMATION AS THE COMPANY OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  UNIT PURCHASE AGREEMENT, made to be effective as of July 21, 2000 (this "Agreement"), between IJNT.NET, INC., a Delaware corporation (the "Company") and the purchaser whose name is set forth on the signature page hereto (the "Purchaser").

                  WHEREAS, the Company is in engaged in the business of providing wireless Internet access through microwave technology, dial-up Internet access, web site design, web hosting and a variety of telecommunication carrier services (the "Business");

                  WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase up to One Hundred Fifty Thousand (150,000) units (the "Units"), each consisting of (i) one share of Series B convertible preferred stock, $.01 par value, having the rights and obligations set forth in Exhibit A hereto (the "Preferred Stock") and (ii) warrants to purchase ten (10) shares of Common Stock, $.001 par value of the Company ("Warrants");

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                  NOW, THEREFORE, as consideration for the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1      DEFINITIONS.

                           (a) As used in this Agreement, the following defined
                  terms shall have the meanings indicated below:

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental Authority investigation or audit.

                  "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Unit Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible including the goodwill related thereto, operated, owned or leased by such Person.

                  "BENEFIT PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA established by the Company existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

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                  "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or the Company.

                  "BUSINESS" has the meaning ascribed to it in the forepart of this Agreement.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "BUSINESS AND/OR CONDITION OF THE COMPANY" means the Business, condition (financial or otherwise), results of operations, Assets and Properties of the Company.

                  "CHARTER" has the meaning ascribed to it in Section 3.1.

                  "CLAIM NOTICE" means a written notification pursuant to
Section 9.2(a) of a Third Party Claim as to which indemnity under Section 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party.

                  "CLOSING" has the meaning ascribed to it in Section 2.3.

                  "CLOSING DATE" has the meaning ascribed to it in Section 2.3.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMMON STOCK" means the common stock, $.001 par value, of the Company.

                  "COMPANY" has the meaning ascribed to it in the preamble.

                  "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

                  "DISCLOSURE SCHEDULE" means the schedules delivered to Purchaser by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to Article 3 of this Agreement.

                  "DISPUTE PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

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                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FINANCIAL STATEMENTS" has the meaning ascribed to it in
Section 3.8.

                  "FINANCIAL STATEMENT DATE" means the date of the balance sheet contained in the Financial Statements.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in all prior comparable periods.

                  "GOVERNMENTAL AUTHORITY" means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator, tribunal or panel of arbitrators and, shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

                  "INDEBTEDNESS" means, as to any Person: (i) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), deferred purchase price of property or services, notes, bonds, debentures or similar instruments, all obligations of such Person representing the balance of, all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, obligations under conditional sale or other title retention agreement, obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any Lien on any Asset or Property owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (ii) all Indebtedness of any other Person referred to in clause (i) above, guaranteed, directly or indirectly, by such Person.

                  "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article IX.

                  "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of Article IX.

                  "INDEMNITY NOTICE" means a written notification pursuant to
Section 9.2(c) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

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                  "INITIAL PURCHASE PRICE" has the meaning ascribed to it in
Section 2.3 hereof.

                  "INITIAL SHARES" has the meaning ascribed to it in Section 2.3 hereof.

                  "INITIAL WARRANTS" has the meaning ascribed to it in Section
2.4 hereof.

                  "INITIAL UNITS" has the meaning ascribed to it in Section 2.3 hereof.

                  "IRS" means the United States Internal Revenue Service.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing.

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interest of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interest of such Person, including without limitation any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.

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                  "ORDER" means any writ, judgment, decree, injunction or
similar order of any Governmental Authority (in each such case whether preliminary or final).

                  "PERMITS" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

                  "PERMITTED LIEN" means (i) any Lien for Taxes, governmental, charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any minor imperfection of title, easements, rights of way or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company or any Subsidiary and which do not secure obligations for money borrowed and (iii) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are contested in good faith.

                  "PERSON" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or Governmental Authority.

                  "PREFERRED STOCK" has the meaning ascribed thereto in the recitals; PROVIDED, HOWEVER, that such term excludes the Remaining Shares unless the Remaining Units shall have been purchased at the Subsequent Closing Date.

                  "PURCHASE PRICE" has the meaning ascribed to it in Section
2.1.

                  "PURCHASER" has the meaning ascribed thereto in the forepart of this Agreement.

                  "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

                  "REMAINING PURCHASE PRICE" has the meaning ascribed to it in
Section 2.3 hereof.

                  "REMAINING SHARES" has the meaning ascribed to it in Section
2.3 hereof.

                  "REMAINING UNITS" has the meaning ascribed to it in Section
2.3 hereof.

                  "REMAINING WARRANTS" has the meaning ascribed to in Section
2.4 hereof.

                   "REPRESENTATIVES" has the meaning ascribed to it in Section 5.1.

                  "RESOLUTION PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

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                  "SEC" means the Securities and Exchange Commission.

                  "SEC DOCUMENTS" means the documents that the Company has filed with the SEC under Section 13 or 14(a) of the Exchange Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSEQUENT CLOSING DATE" has the meaning ascribed to it in
Section 2.3 of this Agreement.

                  "SUBSIDIARY" means any Person in which any Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "TAX RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "TAX AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States Federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 9.2(a).

                  "TRANSACTION DOCUMENTS" means a Warrant Agreement evidencing the Initial Warrants, the Certificate of Designation or similar charter amendment required to implement the terms of the Preferred Stock and any supporting or other agreements to be entered into in connection with the transactions contemplated by this Agreement, and shall include a Warrant Agreement evidencing the Remaining Shares if and only if the Remaining Units shall have been purchased at the Subsequent Closing Date.

                  "TRANSACTION EXPENSES" means any and all reasonable out-of-pocket expenses incurred by Purchaser and its Affiliates in connection with its legal and financial due diligence review of the Business or Condition of the Company, the negotiation and preparation of this Agreement or the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

                  "TRANSFER TAXES" means sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.

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                           (b) Unless the context of this Agreement otherwise
         requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                           (c) When used herein, the phrase "to the knowledge of " any Person, "to the best knowledge of " any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, general partners and other similar Person in a similar position or having similar powers and duties; and, in the case of each of (i) and
         (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                  "UNITS" has the meaning ascribed thereto in the recitals.

                  "WARRANT AGREEMENT" means the Company's Warrant to Purchase Shares of Common Stock in the form attached hereto as Exhibit B.

                  "WARRANTS" has the meaning ascribed thereto in the recitals; PROVIDED, HOWEVER, that the Warrants shall not include the Remaining Warrants until and unless the Remaining Units shall have been purchased at the Subsequent Closing Date.

                  "WARRANT SHARES" means the shares of Common Stock to be issued upon exercise of the Warrants.

                  "WARRANT SECURITIES" means the Warrants and the Warrant
Shares.

                                   ARTICLE II

                       PURCHASE AND SALE OF UNITS; CLOSING

                  2.1 PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing and the Subsequent Closing Date, the Company shall issue and sell to the Purchaser, and Purchaser shall purchase from the Company, free and clear of all Liens, up to One Hundred Fifty Thousand (150,000) Units for a purchase price per unit of Ten Dollars ($10) and an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "PURCHASE PRICE").

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                  2.2 THE SHARES. The Company has authorized and has reserved and convenants to continue to reserve, free of preemptive rights and other similar contract rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of its Common Stock upon conversion of the Preferred Stock and the exercise of the Warrants.

                  2.3 CLOSINGS. (a) The initial purchase and sale of the Units hereunder (the "Closing") shall take place simultaneously at the offices of the Company and at ____________________ on the first Business Day following the date on which all conditions to the obligations of the parties hereto pursuant to
Article VI and VII have been satisfied or waived, or at such other place or time as Purchaser and the Company mutually agree (the "Closing Date").

                           (b) At the Closing, Purchaser shall pay to the
Company One Million Dollars ($1,000,000) (the "INITIAL PURCHASE PRICE") by wire transfer of immediately available funds to the account specified by the Company by written notice to Purchaser. Simultaneously, the Company shall issue and deliver to Purchaser one or more certificates issued in the name of Purchaser or its designees representing One Hundred Thousand (100,000) shares of Preferred Stock (the "INITIAL SHARES") included in the One Hundred Thousand Units (the "INITIAL UNITS") purchased hereunder for the Initial Purchase Price. At the Closing, there shall also be delivered by the respective parties thereto the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII.

                           (c) Subject to the terms and conditions of this
Agreement, Purchaser may purchase the Remaining Units (as defined below) by paying to the Company Five Hundred Thousand Dollars ($500,000) (the "REMAINING PURCHASE PRICE") by wire transfer of immediately available funds to the account specified by the Company by written notice to Purchaser, no later than thirty
(30) days after the date of the Closing (the "Subsequent Closing Date"). Simultaneously, the Company shall issue and deliver to Purchaser one or more certificates issued in the name of Purchaser or its designees representing Fifty Thousand (50,000) shares of Preferred Stock (the "REMAINING SHARES") included in the Fifty Thousand Units (the "REMAINING UNITS") purchased hereunder for the Remaining Purchase Price. The obligations of the parties to sell and purchase the Remaining Units at the Subsequent Closing Date shall be subject to the truth and accuracy of the representations set forth under Article III and Article IV at the Subsequent Closing Date and the satisfaction of applicable covenants and agreements set forth under Article V of this Agreement.

                  2.4 WARRANTS. As part of the Initial Units purchased in exchange for the Initial Purchase Price, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, Warrants to purchase One Million (1,000,000) shares of Common Stock (the "INITIAL WARRANTS"). If the Remaining Units are purchased for the Remaining Purchase Price as set forth in Section 2.3 of this Agreement, at the Subsequent Closing Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, Warrants to purchase Five Hundred Thousand (500,000) shares of Common Stock (the "REMAINING Warrants"). The terms and provisions of the Initial Warrants and the Remaining Warrants are set forth on Exhibit B attached hereto.

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                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Purchaser that the statements contained in this Article III are true and correct in all material respects at the date of this Agreement, and will be true and correct at the Closing Date (as though made on the Closing Date):

                  3.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under, and by virtue of, the Laws of the State of Delaware. The Company has all necessary corporate power and authority to own its Assets and Properties, and to carry on its business as the Company now conducts such business and presently proposes to conduct such business. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries (considered as a whole). The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of its (i) certificate of incorporation with all amendments thereto and (ii) by-laws, in each case as in effect on the date hereof (collectively, the "CHARTER").

                  3.2 POWER AND AUTHORITY. The Company has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of the Transaction Documents (to which it is a party), each such Transaction Documents will constitute, the legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its terms.

                  3.3 CAPITALIZATION. (a) At the date hereof, and immediately prior to the consummation of the transactions contemplated hereby and before giving effect to such transactions, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 20,880,123 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the outstanding shares of capital stock of the Company have been, and upon issuance thereof, the shares of Preferred Stock purchased hereby will be, duly authorized and validly issued, fully paid and non assessable. When the Common Stock is issued underlying the conversion of the Preferred Stock and upon exercise of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

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                           (b) Except as set forth in SECTION 3.3 OF THE
DISCLOSURE SCHEDULE or as contemplated by this Agreement or the Transaction Documents, (i) there are no preemptive or similar rights or Options with respect to any share of the capital stock of the Company, or any agreement to which the Company is a party pursuant to which the Company would be obligated to issue any such right or Option which, if executed, would require the issuance of any shares of capital Stock by the Company; and except as contemplated by this Agreement and the Transaction Documents, and (ii) the Company is not a party to any agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). The transactions contemplated by this Agreement and the Transaction Documents will not cause any anti-dilution protection provisions given by the Company to any person to become operative.

                  3.4 SUBSIDIARIES. SECTION 3.4 OF THE DISCLOSURE SCHEDULE hereto sets forth each Subsidiary of the Company showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed on SECTION 3.4 OF THE DISCLOSURE SCHEDULE there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

                  3.5 NO CONFLICTS. Neither the execution and delivery by the Company of this Agreement and the Transaction Documents (to which it is a party), nor the consummation of any transaction or execution of any of the Transaction Documents, nor the performance by the Company of its obligations hereunder and thereunder (a) has constituted or results in, or will constitute or results in, a material default under or breach or violation of any material term or provision of: (i) the Company's Charter, Bylaws or material Contract or
(ii) any Law or Order applicable to the Company or any of its Assets and Properties.; or (b) (i) conflict with or result in a material violation or breach of, or (ii) result in or give to any Person any right or create any material additional or increased liability of the Company under, or create or impose any material Lien on, the Company or any of its Assets and Properties under, any Contract or Permit to which the Company is a party or by which its Assets and Properties are bound.

                  3.6 CONSENTS, APPROVALS AND FILINGS. Other than the filing of a Certificate of Amendment creating Series B Preferred Stock, no consent, approval or action of, filing with or notice to any Person or Governmental Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company, or the consummation of the transactions contemplated hereby or thereby.

                  3.7 CORPORATE FORMALITIES; BOOKS AND RECORDS. The Company has complied in all material respects with all corporate formalities required to be complied with under applicable laws.

                  3.8 SEC DOCUMENTS, FINANCIAL STATEMENTS. The Company has provided to the Purchaser prior to the date hereof copies of its annual report and amendments thereto on Form 10-KSB for the fiscal year ended March 31, 1999, its quarterly reports and amendments thereto for the fiscal quarters ended June 30, 1999, September 30, 1999, December 31, 1999, and its annual report for the fiscal year ended March 31, 2000 (all such documents referred to herein as "SEC Documents"). The Company has not provided to the Purchaser any material non-public information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Financial Statements of the Company contained in the SEC Documents furnished to the Purchaser comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto or (ii) as to the unaudited interim statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  3.9 ABSENCE OF CERTAIN CHANGES. Since March 31, 2000, through the Closing, except as set forth in SECTION 3.9 OF THE DISCLOSURE SCHEDULE, there has not been (a) any event or events which, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on the prospects, Business or Condition of the Company, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to capital stock of the Company or any redemption or repurchase of any shares of its capital stock, (c) any Asset or Property of the Company made subject to a material Lien, (d) any waiver or grant of any valuable right (including without limitation any Intellectual Property Rights) or claim of the Company, or the cancellation, termination as revocable of any such right or claim, (e) any sale, assignment or transfer of any tangible or intangible Assets or Property of the Company, except in the ordinary course of business, (f) any material increase in the salaries or other compensation payable to any officer, director or employee of the Company or any increase in, or addition to, other benefits to which any officer, director or employee may be entitled (except as required by the terms of plans as in effect on the date of this Agreement or as required by law), (g) any incurrence of Indebtedness, (h) any amendment to, termination or threat of termination of any material right or Contract to which the Company is a party, (i) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting Assets or Properties, business or prospects of the Company, or any deterioration in the condition of the Assets or Properties of the Company, (j) any change or amendment to the Charter, or (k) any change on the Company's line of Business.

                  3.10 NO UNDISCLOSED LIABILITIES. To the Company's knowledge, the Company and its Subsidiaries have no Liabilities of, relating to or affecting the Company or its Subsidiaries or any of their Assets and Properties, except (i) Liabilities reflected or reserved against in the balance sheet which is part of the Financial Statements, (ii) Liabilities disclosed in SECTION 3.10 OF THE DISCLOSURE SCHEDULE, or (iii) Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and in accordance with the provisions of this Agreement.

                  3.11 TAXES. There are no actual or contingent Tax Liabilities that could have a material adverse effect on the Business or Condition of the Company and its Subsidiaries. All Taxes which could constitute a Lien on the Assets and Properties of the Company and its Subsidiaries and which were due and payable by the Company and its Subsidiaries on or prior to the Closing Date and all periods beginning and ending prior thereto have been or will be paid by the Company prior to delinquency. All Tax Returns that have been filed by or with respect to the Company and its Subsidiaries, or any affiliated, combined, consolidated, unitary or similar group of which the Company and its Subsidiaries is or was a member with any Tax Authority correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and payable to any employee, creditor, independent contractor or other third party.

                  3.12 COMPLIANCE WITH LAWS AND ORDERS. To the Company's knowledge, the Business of the Company and its Subsidiaries are in compliance with all applicable Laws and Orders (including, without limitation, ERISA), except where the failure to comply would not have a material adverse effect on the Business or Condition of the Company and its Subsidiaries. The Company has no knowledge that it or its Subsidiaries are not in compliance with any Laws or Orders where the failure to comply would have a material adverse effect on the Business or Condition of the Company and its Subsidiaries. The Company has no reason to believe that any present circumstances are likely to result in violations of any such Laws or Orders which would, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company and its Subsidiaries.

                  3.13     INTELLECTUAL PROPERTY RIGHTS.

                           (a) Except as disclosed in SECTION 3.13(a) OF THE
DISCLOSURE SCHEDULE, the Company and its Subsidiaries have the right to use all Intellectual Property necessary or used in the conduct of their business.

                           (b) The Company and its Subsidiaries have no
knowledge that the Intellectual Property necessary or used by the Company and its Subsidiaries in the conduct of their business infringes upon the rights of, or is infringed upon by, any other Person and no claim has been made or, to the knowledge of the Company and its Subsidiaries, has been threatened to such effect.

                  3.14 REAL AND PERSONAL PROPERTY. (a) The Company and its Subsidiaries are in possession of and have, good and marketable title to, or have valid leasehold interests in or valid rights under Contract to use, all material tangible personal and real property used in the conduct of their business, including all tangible personal or real property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date (if any) other than property disposed of since such date in the ordinary course of business consistent with past practice of the Company and its Subsidiaries. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is adequate and suitable for the conduct by the Company and its Subsidiaries of the business presently conducted or presently prepared to be conducted, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                           (b) Each lease for any such real or personal property
is a legal valid and binding agreement, enforceable in accordance with its terms, of the Company and its Subsidiaries and of each other Person that is a party thereto and there is not presently, and the Company and its Subsidiaries have no knowledge of, any default (or any condition or event which, after notice or laps of time or both, would constitute a default) thereunder.

                  3.15 CONTRACTS. Except as set forth in the SEC Documents or on
SECTION 3.15 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. Except as set forth on SECTION 3.15 OF THE DISCLOSURE SCHEDULE, the Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a material adverse effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on the Company's Common Stock or Preferred Stock.

                  3.16 INSURANCE. The Company and its Subsidiaries have such insurance policies in place as is customary for similar businesses similar situated. Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company nor any Subsidiary, nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company nor any Subsidiary, nor any Person to whom such policy has been issued know of any reason or state of facts that could lead to the cancellation of such policies.

                  3.17 AFFILIATE TRANSACTIONS. Except as set forth in the SEC Documents or on SECTION 3.17 OF THE DISCLOSURE SCHEDULE and except as contemplated by this Agreement and the Transaction Documents, there are no material Contracts or transactions exceeding $100,000 between the Company or any Subsidiary by any current or former stockholder or Affiliate of the Company or any Subsidiary or any Affiliate of any such stockholder or Affiliate.

                  3.18 EMPLOYEES; LABOR RELATIONS. Except as indicated in the SEC Documents, the relationship between the employees of the Company and its Subsidiaries is satisfactory. The Company and its Subsidiaries are not engaged in any unfair or discriminatory labor practice. Except as indicated in the SEC Documents, there is no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company and its Subsidiaries and no union representation question exists with respect to the employees of the Company and its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place.

                  3.19 REGISTRATION RIGHTS. The Company is eligible to file a registration statement on Form S-3 (or another similarly appropriate form) covering the resale of Common Stock issued upon the conversion of the Preferred Stock and upon exercise of the Warrants.

                  3.20 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of Purchaser set forth in Section 4.3 are true and correct in all material respects, the offer and sale of the Units made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company, its Subsidiaries nor any Person authorized to act on their behalf has, in connection with the offering of the Units, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act, (ii) any action involving a public offering within the meaning of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Units pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made, directly or indirectly, any offer or sale of the Units or of securities of the same or a similar class as the Units to be purchased pursuant to this Agreement that, if as a result of the offer and sale of the Units contemplated hereby, could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                  3.21 DISCLOSURE. This Agreement does not, and the documents and certificates executed by the Company or otherwise furnished by the Company to Purchaser do not, and at the Closing will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  The Purchaser hereby represents and warrants to the Company that the statements contained in this Article IV are true and correct at the date of this Agreement, and will be true and correct at the Closing Date (as though made at the Closing Date).

                  4.1 ORGANIZATION; POWER AND AUTHORITY. Such Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Purchaser has the requisite power and authority to execute and deliver this Agreement, the Certificate of Non-U.S. Person (defined below) and the Accredited Investor Questionnaire (defined below), and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Purchaser of this Agreement to which it is a party, the performance by such Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such Purchaser, no other action on the part of such Purchaser being necessary. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes, a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms

                  4.2 NO CONFLICTS. The execution, delivery and performance of this Agreement to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby will not conflict with, or constitute a default under, any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or any of its properties and no consent, authorization or order of, or filing or registration with, any court or Governmental Authority is required by such Purchaser for the execution, delivery and performance of this Agreement.

                  4.3 INVESTMENT INTENT; CAPACITY TO PROTECT INTEREST. Purchaser is purchasing the Units solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Units or any portion or component thereof (including, without limitation, any of the shares of Common Stock issued upon exercise or conversion of the Warrants or the Preferred Stock included in the Units), and not with any present intention of selling, offering to sell, granting any participation in or otherwise disposing of or distributing the Units or any portion or component thereof in any transaction except (i) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or

(ii) pursuant to a registration statement that shall have been declared effective under the Securities Act (in all cases subject to the conditions and terms of this Agreement and in compliance with applicable laws). The Purchaser is experienced in making investments in the unregistered and restricted securities of developing and emerging growth companies such as the Company. The Purchaser understands that such investments (including the Purchaser's investment in the Units) involve a high degree of speculation and risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Company represented by the Units and, by reason of Purchaser's financial and business experience and/or its pre-existing substantive relationship with the Company, Purchaser has the capacity to protect the Purchaser's interests in connection with the Units. The Purchaser is financially able to bear the economic risk of the investment represented by the Units, including a total loss of such investment. The entire legal and beneficial interest in the Units is being purchased by Purchaser and shall be held only for Purchaser's account and neither in whole nor in part for any other entity. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any entity to sell, transfer or grant any participation to such entity or to any third party, with respect to any of the Units.

                  4.4 RELIANCE ON PURCHASER'S REPRESENTATIONS. Purchaser understands and acknowledges that the sale of the Units under this Agreement will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Company's reliance on such exemption (or exemptions) is predicated on the Purchaser's representations that are set forth in this Agreement, the Certificate of Non-U.S. Person and the "Accredited Investor" Questionnaire. Purchaser understands that the basis for such exemption may not be present if, notwithstanding such representations, Purchaser intends to acquire any of the Units or any portion or component thereof (including, without limitation, any of the shares of Common Stock issued upon exercise or conversion of the Warrants or the Preferred Stock included in the Units) for a fixed or determinable time in the future, or for a market rise, or for sale if the market does not rise. Purchaser has no such intention and intends to acquire the Units for the purposes of investment.

                  4.5 PRINCIPAL ADDRESS; RESIDENCY. Purchaser's principal business address is as set forth on the signature page of this Agreement. Purchaser is not a U.S. Person, as such term is defined under Regulations S and has completed a Certificate of Non-U.S. Person. The Certificate of Non-U.S. Person is incorporated herein by reference in its entirety and made a part of this Agreement as if fully set forth herein. Purchaser acknowledges and understands that, in addition to all other representations set forth in this Agreement, the Company's reliance on the exemptions described under Section 4.3 of this Agreement is predicated on the representations, warranties and certification set forth in the Certificate of Non-U.S. Person.

                  4.6 INFORMATION Concerning THE COMPANY. Without limiting the terms of the investment representations set forth below, the Purchaser represents that the Purchaser:

                           (a) has had an opportunity to ask questions and
receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein (e.g., as represented by the Units), including, without limitation, (1) the terms and conditions of the Units, (2) the Company's intended business plan, (3) the Company's capitalization and charter documents, (4) the status and nature of the Company's assets, (5) the status and nature of the Company's liabilities (including amounts and other obligations owed to third parties), (6) the Company's current third party arrangements, (7) the early-stage, developing and/or emerging nature of the Company's business, (8) the business prospects and financial affairs of the Company, (9) the competitive environment that the Company and its proposed products and services face and (10) the Company's imminent need for substantial amounts of additional financing;

                           (b) has further had the opportunity to obtain any and
all information that the Purchaser deemed and deems necessary to evaluate the Company and the Purchaser's acquisition of the Units, as well as to verify the accuracy of information otherwise provided to the Purchaser;

                           (c) received and has reviewed the SEC Documents; and

                           (d) has otherwise received and reviewed all such
information Purchaser deems necessary and appropriate to evaluate the financial risks inherent in making, and the merits of, an investment in the Units.

                  4.7 ACCREDITED INVESTOR; NON-U.S. PERSON. The Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act. The Purchaser is not a U.S. Person. All statements and representations made in the "Accredited Investor" Questionnaire and the Certificate of Non-U.S. Person, in the forms attached hereto as [Exhibit C and Exhibit D (respectively)], which was or is being furnished concurrently herewith to the Company by Purchaser, continue to be and are true, accurate and complete as of the date of this Agreement.

                  4.8 OFFSHORE TRANSACTION. Purchaser understands and acknowledges that:

                           (a) The purchase and sale of the Units under this
Agreement are being offered and sold outside the United States to an entity located outside the United States, which is not a U.S. Person and which is not purchasing for the benefit or the account of a U.S. Person (as defined below) (a "Non-U.S. Person"). Whenever used in this Agreement, the terms "United States" and "U.S. Person" shall have the meanings given to them under Rule 902(k) and Rule 902(l) of Regulation S under the Securities Act, a recitation of which is set forth in the Certificate of Non-U.S. Person.

                           (b) Neither any offer nor the sale of the Units to
Purchaser under this Agreement was accomplished by means of advertising in any publication or by means of "directed selling efforts" in the United States, as such term is defined under Rule 902(c) of Regulation S under the Securities Act. A recitation of Rule 902(c) is set forth in the Certificate of Non-U.S. Person.

                           (c) Neither the offer nor the sale of the Units was
consummated in the United States.

                           (d) With respect to the offer and sale of the Units
under this Agreement and at all times contemplated herein, Purchaser was and continues to remain located outside the United States.

                  4.9 Restricted Securities. Purchaser understands and acknowledges that:

                           (a) The sale of the Units has not been registered
under the Securities Act;

                           (b) The Units must be held indefinitely unless
subsequently registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available (such as Rule 144 under the Securities Act);

                           (c) The Units are "restricted" securities within the
meaning of Rule 144 and will be stamped with the legends specified in Section 8 of this Agreement;

                           (d) Without limiting the acknowledgment set forth in
subpart (a) of this Section and without limiting any of the other acknowledgements and representations set forth in Section 4 of this Agreement, before the expiration of the period commencing on the date of Closing and ending one year thereafter (the "Restricted Period"): (i) none of the Units nor any portion or component thereof (and none of the shares of Common Stock issued upon exercise or conversion of the Warrants or Preferred Stock included in the Units) may be sold, transferred or assigned, or offered for sale, transfer or assignment to a U.S. Person or for the account or benefit of a U.S. Person; (ii) none of the Units nor any portion or component thereof (and none of the shares of Common Stock issued upon conversion or exercise of the Warrants or Preferred Stock included in the Units) may be sold, transferred or assigned, or offered for sale, transfer or assignment, in the United States or in any transaction consummated in the United States (in whole or in part);

                           (e) Further, without limiting the acknowledgment set
forth in subpart (a) of this Section, none of the Units nor any portion or component thereof (and none of the shares of Common Stock issued upon conversion or exercise of the Warrants or Preferred Stock included in the Units) may be sold, transferred or assigned, or offered for sale, transfer or assignment, before the expiration of the Restricted Period unless each of the following conditions is satisfied: (i) each prospective subsequent purchaser thereof certifies that such purchaser is not a U.S. Person and is not acquiring such securities for the account or benefit of any U.S. Person; (ii) each such prospective subsequent purchaser agrees to resell such securities in accordance with Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration (other than Regulation S); and (iii) each certificate evidencing such securities to be transferred contains a legend to the effect that transfer of such securities is prohibited except in accordance with Regulation S, which may be in the form set forth elsewhere in this Agreement;

                           (f) The Company will make a notation in its records
of the aforementioned restrictions on transfer and legends; and

                           (g) The Company has no obligation to register the
transfer of any of the Units or any portion or component thereof (including, without limitation, any of the shares of Common Stock issued upon conversion or exercise of the Preferred Stock and the Warrants included in the Units) and shall refuse to register any such transfer not in accordance with Regulation S.

                  4.10 LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion or component of the Units unless and until:

                           (a) There is then in effect a registration statement
under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; (ii) the resale provisions of Rule 144 are available and the proposed disposition would comply with the requirements of Regulation S in the opinion of counsel to the Company; or (iii)(A) Purchaser shall have notified the Company of the circumstances surrounding the proposed disposition, (B) Purchaser shall have furnished the Company with an opinion of Purchaser's counsel to the effect that such disposition will not require registration of any of such securities under the Securities Act, (C) the proposed disposition would comply with all applicable requirements of Regulation S, and (D) counsel for the Company shall have concurred with such opinion of Purchaser's counsel, and the Company shall have advised Purchaser of such concurrence.

                           (b) Each transferee of such securities agrees in
writing to be bound by all terms of this Agreement, including, without limitation, the "lock-up" provisions set forth in this Agreement.

                  4.11 NO GOVERNMENT RECOMMENDATION OR APPROVAL. Purchaser understands that no United States federal or state agency, or similar agency of any other country, has passed on or made any recommendation or endorsement of the Company, this transaction or the purchase of the Units.

                  4.12 COMPLIANCE WITH OTHER LAWS. Purchaser has observed the laws of Purchaser's jurisdiction in connection with any invitation to subscribe for or purchase the Units or any use of this Agreement, including (i) the legal requirements within Purchaser's jurisdiction for the purchase of the Units, (ii) any foreign exchange restriction applicable to such purchase, (iii) any governmental or other consent that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Purchaser's subscription and payment for, and Purchaser's continued beneficial ownership of, the Units will not violate any applicable securities or other law of Purchaser's jurisdiction.

                  4.13 RELIANCE ON OWN INVESTIGATION. Purchaser has performed an independent due diligence review of the Company, its business enterprise and operations. In connection with its due diligence review of the Company, Purchaser received and has reviewed the SEC Documents and all other documents and information that Purchaser considers material and relevant to the purchase of the Units hereunder. Notwithstanding anything contained in this Agreement to the contrary and notwithstanding the representations set forth elsewhere under
Section 4 of this Agreement, in making an investment decision with respect to the Units under this Agreement, Purchaser is relying entirely on its own investigation and examination of the Company and its business and (other than the information in the SEC Documents) has not based any investment decision on statements from the Company or any of its officers, directors, employees, agents or other representatives.

                  4.14 LEGENDS. Unless such securities are covered by an effective registration statement under the Securities Act, Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto to be placed on all certificates evidencing the shares of Preferred Stock included in the Units and the shares of Common Stock issued upon conversion thereof or upon exercise of the Warrants along with all other legends that may be required by state or federal securities laws:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS (IF ANY).

         "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, BEFORE THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT BEFORE ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS AND COMPLY WITH THE SECURITIES ACT."

                  4.15 STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  4.16 REFUSAL TO TRANSFER. The Company shall not be required
(a) to transfer on its books any of such shares of Preferred Stock or Warrant Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such securities have been so transferred.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  5.1 COVENANTS AND AGREEMENTS OF THE COMPANY PRIOR TO CLOSING. The Company, during the period from the date hereof through the Closing, covenants and agrees with the Purchaser that, at all times from and after the date hereof and until the Closing, the Company shall comply with all covenants and provisions of this Section 5.1, except to the extent Purchaser may otherwise consent in writing.

                           (a) COOPERATION. The Company shall take all necessary
or desirable steps and proceed diligently and in good faith and use commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental Authorities or any other Person required of the Company, or of the Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents, and the Company shall use commercially reasonable efforts to promptly effect the transactions contemplated hereby and by the Transaction Documents. Without limiting the generality of the foregoing, the Company shall promptly take all necessary action to amend the Charter so as to validly implement the terms of the Preferred Stock therein.

                           (b) INVESTIGATION BY PURCHASER. From the date hereof
through the Closing, the Company shall: (i) provide the Purchaser and its officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their Assets and Properties and Books and Records, and (ii) furnish Purchaser and such Representatives with all such information and data concerning the business and operations of the Company and its Subsidiaries, as the case may be, as the Purchaser or any of such other Representatives reasonably may request in connection with such investigation; provided, however, that the Company shall not be obligated to furnish to Purchaser or any of the Representatives any confidential or proprietary information relating to the Company or its business. Nothing contained in this Section 5.1(b) or any other investigation by or disclosure to the Purchaser shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of the Company hereunder or the conditions to the obligations of Purchaser to close as set forth in Article VI hereof.

                           (c) Conduct of Business. Except for the transactions
contemplated by this Agreement and the Transaction Documents, from the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their business only in the ordinary course consistent with the past practice of the Company and its Subsidiaries and the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall:

                           (i) use commercially reasonable efforts to (A)
preserve intact the present business organization and reputation of the Company and its Subsidiaries, (B) keep available (subject to dismissals and retirements in the ordinary course of business consistent with the past practice of the Company) the services of the present officers, employees and consultants of the Company and its Subsidiaries, (C) maintain the Intellectual Property, Internet domain names, Assets and Properties of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (D) maintain the good will of customers, providers and lenders and other Persons with whom the Company and its Subsidiaries otherwise have significant business relationships and (E) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and its Subsidiaries;

                           (ii) cause the Books and Records of the Company and
its Subsidiaries to be maintained in the usual, regular and ordinary manner and observe all corporate formalities required by applicable law;

                           (iii) comply in all material respects with all Laws
and Orders applicable to the business and operations of the Company and its Subsidiaries (including without limitation those applicable to the Company's Benefit Plans), and promptly following receipt thereof give Purchaser copies of any notice received from any Governmental Authority or other Person alleging any violation of any such Law or Order;

                           (iv) refrain from: (A) taking any of the actions
listed in Section 3.9 hereof; (B) violating, breaching, or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material Permit held or used by the Company or its Subsidiaries or any material Contract (including without limitation any license agreement) to which the Company or its Subsidiaries is a party or by which any of their Assets and Properties is bound;
(C) taking or agreeing or committing to take or omitting or agreeing or committing to omit any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect; (D) taking any action or course of action inconsistent with compliance with the covenants and agreements of the Company herein or which might adversely affect the interests of Purchaser hereunder; and (E) entering into any agreement to engage in any of the activities listed in this Section 5.1(c).

                           (d) NOTICE AND CURE. The Company shall notify
Purchaser promptly in writing of, and contemporaneously shall provide Purchaser with true and complete copies of any and all information or documents relating to, and shall use commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance occurring after the date of this Agreement that causes or shall cause any covenant or agreement of the Company under this Agreement to be breached or that renders or shall render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

                           (e) FULFILLMENT OF CONDITIONS. The Company shall take
all steps necessary or desirable and use commercially reasonable efforts to satisfy each condition to the obligations of Purchaser contained in this Agreement and shall not take or fail to take any commercially reasonable action that could reasonably be expected to result in the non-fulfillment of any such condition.

                  5.2 COVENANTS AND AGREEMENTS AFTER CLOSING. The Company, during the time periods specified below, covenants and agrees with the Purchaser that the Company shall comply with all covenants and provisions of this Section 5.2, except to the extent Purchaser may otherwise consent in writing.

                           (a) RESERVATION OF COMMON STOCK. So long as any of
the Preferred Stock or Warrants remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock needed to provide for the issuance of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants.

                           (b) REGISTRATION. Within 30 days of the date of this
Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-3 (or another similarly appropriate form) (the "REGISTRATION STATEMENT") covering the resale of Common Stock issued upon the conversion of the Initial Shares and upon exercise of the Initial Warrants, and the Company shall use commercially reasonable efforts to have such Registration Statement declared effective by the SEC within 90 days after such filing. If the Remaining Units are purchased at the Subsequent Closing Date, the Company shall amend such Registration Statement to cover the resale of Common Stock issued upon the conversion of the Remaining Shares and upon exercise of the Remaining Warrants before such Registration Statement is declared effective. In addition, the Company shall file registration statements covering additional shares underlying the conversion of the Preferred Stock and upon exercise of the Warrants. If the Company has not filed such Registration Statement with the SEC within thirty
(30) days from the date hereof, the Company shall be required to pay to Purchaser interest on the Common Stock issued upon the conversion of the Initial Shares and upon exercise of the Initial Warrants at an annual rate of 35% of the Initial Purchase Price accruing on a daily basis. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the SEC. The Purchaser agrees to cooperate with the Company in the preparation and filing of the Registration Statement, and in the furnishing of information concerning the Purchaser for inclusion therein, and in any efforts by the Company to establish that the sale of the Units to the Purchaser is exempt under the Securities Act.

                           (c) TRANSFER AGENT INSTRUCTIONS. The Company shall
issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for Common Stock issued upon conversion of the Preferred Stock and upon exercise of the Warrants in such amounts as specified from time to time by the Purchaser to the Company.

                  5.3 COVENANTS OF THE PURCHASER AFTER THE CLOSING.

                           (d) SECURITIES LAW COMPLIANCE. Purchaser shall not
resell or offer to resell any of the Units or any portion or component thereof, and shall not transfer, assign or offer to transfer or assign any portion of the Units or any portion or component thereof, except in compliance with all applicable terms and conditions set forth in this Agreement (including, without limitation, all applicable terms, conditions and limitations set forth under

Section 4 of this Agreement) and the requirements of Regulation S. Purchaser shall not resell or offer to resell any of the Units or any portion or component thereof, and shall not transfer, assign or offer to transfer or assign any portion or component of the Units, in the United States or to any person in the United States, to any U.S. Person or to others for the benefit or account of any U.S. Person, at any time before the expiration of the Restricted Period. Without limiting the application of any of the remaining conditions set forth in this
Section 5.3, Purchaser shall in no case resell or offer to resell any of the Units or any portion or component thereof, and shall not transfer, assign or offer to transfer or assign any portion or component of the Units, before expiration of the Restricted Period, unless each of the following additional conditions is satisfied: (i) the prospective subsequent purchaser certifies that such purchaser is not a U.S. Person and is not acquiring such securities for the account or benefit of any U.S. Person; (ii) the prospective subsequent purchaser agrees to resell all such securities in accordance with Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration; and (iii) under the terms of the sale to such prospective subsequent purchaser, each certificate evidencing all such securities to be transferred must contain a legend to the effect that transfer of such securities is prohibited except in accordance with Regulation S, which may be in the form set forth in this Agreement.

                           (e) PROHIBITED TRANSACTIONS. Until such time as any
of the shares of Preferred Stock purchased hereunder or any of the Warrants (or any portion thereof) remains outstanding, Purchaser shall not engage in (nor commit to engage in) short sales, puts, calls or other hedging transactions that could be deemed to have an effect on the trading price of the Common Stock.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  6.1 CONDITIONS TO CLOSING. The obligations of the Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by such Purchaser in its sole discretion):

                           (a) REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects on and as of such earlier date.

                           (b) PERFORMANCE. The Company shall have performed and
in all material respects complied with each agreement, covenant and obligation required by this Agreement or any of the Transaction Documents to be so performed or complied with by the Company at or before the Closing.

                           (c) NO SUSPENSION, ETC. From the date hereof to the
Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States, or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Units.

                           (d) ORDERS AND LAWS. There shall not be in effect on
the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Transaction Documents to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action which could reasonably be expected to result in the issuance of any such Order or Law.

                           (e) CONSENTS. All necessary consents (or in lieu
thereof waivers) to the performance by the Purchaser, or the Company, of its obligations under this Agreement and the Transaction Documents or to the consummation of the transactions contemplated hereby and thereby to any Governmental Authority or any other Person and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the Business or Condition of the Company and its Subsidiaries or otherwise result in a material diminution of the benefits to such Purchaser of the transactions contemplated by this Agreement and the Transaction Documents, (i) shall have been obtained, (ii) shall be in form and substance satisfactory to the Purchaser in its reasonable discretion, (iii) shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                           (f) OPINION OF COUNSEL. Purchaser shall have received
a customary opinion of counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, including without limitation as to the due issuance and validity of the Units purchased hereby.

                           (g) GOOD STANDING CERTIFICATES. The Company shall
have delivered to Purchaser (a) certified copy of the Company's Certificate of Incorporation as amended to effect the transactions contemplated hereby and (b) current certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation or organization to the effect that the Company is in good standing or subsisting in such jurisdiction.

                           (h) TRANSACTION DOCUMENTS. The Transaction Documents
other than the Warrant Agreement evidencing the Remaining Warrants and such other documents, at or after the Subsequent Closing Date, in connection with the purchase of the Remaining Unit shall have been duly executed and delivered by the respective parties thereto other than Purchaser and shall be in full force and effect.

                           (i) RESERVATION OF SHARES. As of the Closing Date,
the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants, a number of shares of Common Stock equal to at least 100% of the reasonably expected number of shares of Common Stock which would be issuable upon conversion of the Preferred Stock and upon exercise of the Warrants following the Closing (after giving effect to the Units to be issued on the Closing Date and assuming all such Units were fully issuable and exercisable, as applicable, on such date regardless of any limitation on the timing or amount of such issuances or exercises).

                           (j) NO ADVERSE CHANGE. There shall have occurred no
material adverse change in the Business or Condition of the Company and its Subsidiaries since the date of this Agreement and Purchaser shall not have discovered in its ongoing due diligence of the Company any facts, which alone or together with all other such facts, has or is reasonably likely to have, a material adverse effect on the Business or Condition of the Company and its Subsidiaries.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

                  7.1 CONDITIONS TO CLOSING. The obligations of the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company, as the case may be, in their sole discretion):

                           (a) REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties made by the Purchaser in this Agreement, Certificate of Non U.S. Person and the Accredited Investor Questionnaire shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                           (b) PERFORMANCE. Purchaser shall have performed and
complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                           (c) ORDERS AND LAWS. There shall not be in effect on
the Closing Date any Orders or Laws that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                           (d) TRANSACTION DOCUMENTS. The Transaction Documents
(other than the Warrant Agreement evidencing the Remaining Warrant and such other documents, if any, to be delivered at or after the Subsequent Closing Date in connection with the purchase of the Remaining Units) shall have been duly executed and delivered by the respective parties thereto other the Company and shall be in full force and effect.

                           (e) CERTIFICATE OF NON-U.S. PERSON. The Company shall
have received from Purchaser a completed Certificate of Non-U.S. Person in the form attached to this Agreement as Exhibit C (the "Certificate of Non-U.S. Person").

                           (f) INVESTOR QUESTIONNAIRE. The Company shall have
received from Purchaser a completed "Accredited" Investor Questionnaire in the form attached to this Agreement as Exhibit D (the "Accredited Investor Questionnaire").

                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. (a) Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, the Company, on the one hand, and Purchaser, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

                           (b) The representations, warranties, covenants and
agreements of the Company contained in this Agreement will survive the Closing until the second anniversary of the Closing Date; except that any representation or warranty that would otherwise terminate in accordance with the above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX, but only with respect to matters described in such Claim Notice or Indemnity Notice.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1 INDEMNIFICATION. (a) Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto (in each case, the "Indemnifying Party") shall indemnify the other party hereto and its Affiliates and each of their respective members, officers, directors, partners, employees, agents and stockholders in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, (ii) the assertion by any Person not a party to this Agreement of any claim against an Indemnified Party that the transactions contemplated by this Agreement or the Transaction Documents violate preexisting understandings or arrangements with the Indemnifying Party, or (iii) violations of applicable securities laws by the Indemnifying Party in connection with the offering of the securities to be purchased pursuant to this Agreement.

                           (b) The Indemnifying Party shall reimburse each
Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all reasonable expenses (including reasonable counsel fees and disbursements) incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding referred to above (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). The Company and Purchaser agree that if and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

                  9.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.1 will be asserted and resolved as follows:

                           (a) In order for an Indemnified Party to be entitled
to any indemnification provided for under Section 9.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "THIRD PARTY CLAIM"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                           (b) If a Third Party Claim is made against an
Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within ten Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

                           (c) In the event any Indemnified Party shall have a
claim under Section 9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                                    ARTICLE X

                                   TERMINATION

                  10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                           (a) by mutual written agreement of the Company, on
the one hand, and the Purchaser, on the other hand;

                           (b) by the Company, on the one hand, or the
Purchaser, on the other hand, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party; or (ii) upon the occurrence of a material adverse change in the Business and/or Condition of the Company and its Subsidiaries;

                           (c) at any time after the expiration of 30 days from
the date by which the Closing should have occurred pursuant to the terms of this Agreement, by the Company, on the one hand, or the Purchaser, on the other hand, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                  10.2 EFFECT OF TERMINATION. (a) If this Agreement is validly terminated pursuant to Section 10.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or Purchaser, except as provided in clause (b) below and except that the provisions with respect to expenses in Section 11.3 and confidentiality in
Section 11.5 will continue to apply following any such termination.

                           (b) Notwithstanding any other provision in this
Agreement to the contrary, upon termination of this Agreement pursuant to
Section 10.1(b) or (c), the Company will remain liable to the Purchaser for any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement of the Company existing at the time of such termination, and Purchaser will remain liable to the Company for any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement of Purchaser existing at the time of such termination, the Company or Purchaser may seek such remedies, including damages and reasonable fees of attorneys, against the other with respect to any such breach as are provided in this Agreement, including, without limitation, its obligations under Article IX with respect thereto or as are otherwise available at Law or in equity.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          (a)     If to the Company, to:

                           IJNT.net, Inc.
                           2030 Main Street, Suite 550
                           Irvine, CA 92612
                           Attn:  Jeffrey R. Matsen
                           Telephone No.: (949) 260-8100
                           Fax No.: (949) 261-2714

                  with a copy to:

                           Pillsbury Madison & Sutro LLP
                           650 Town Center Drive, 7th Floor
                           Costa Mesa, CA  92626
                           Attn:  Christopher A. Wilson, Esq.
                           Telephone No.: (714) 436-6800
                           Facsimile No.: (714) 436-2800

          (b)      If to the Purchaser, to:

                           Dominion Fixed Income Plus Fund Limited
                           Cumberland House
                           27 Cumberland Street
                           Nassau, Bahamas
                           Attn:  Barry Herman
                           Telephone No.: (242) 356-2486
                           Facsimile No.: (242) 356-0037

                  with a copy to:

                           Wuersch & Gering LLP
                           11 Hanover Square, 21st Floor
                           New York, New York 10005
                           Attention: Travis L. Gering, Esq.
                           Telephone No.: (212) 509-5050
                           Fax No.: (212) 509-9559

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  11.2 ENTIRE AGREEMENT. This Agreement and the Transaction Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  11.3 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article IX, Section 10.2 and this Section 11.3), the Company will pay all costs and expenses including reasonable legal fees incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby through a $25,000.00 retainer deposited with Purchaser's counsel. At the Closing, the Company shall promptly reimburse Purchaser for any balance of its remaining Transaction Expenses through and including the Closing Date and any such fees incurred thereafter by wire transfer of immediately available funds to accounts designated by Purchaser.

                  11.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, unless required by law or legal process, the Company, on the one hand, and the Purchaser, on the other hand, will not issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other. The Company and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  11.5 CONFIDENTIALITY. Each party hereto will hold in confidence from any Person (other than any Affiliate or Representative), unless compelled to disclose by law or legal process, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known to the party receiving such documents or information,
(b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or
(c) later acquired by the receiving party by another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party will, and will cause their Affiliates and their respective representatives to, promptly to deliver or cause to be delivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memorandum, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

                  11.6 FURTHER ASSURANCES. At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other such other documents and instruments, provide such materials and information and take such other actions as such other party may reasonably request to more effectively to vest title to the Units to be purchased hereunder in Purchaser and to otherwise cause each of the parties hereto to fulfill their other obligations under this Agreement and the Transaction Documents.

                  11.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  11.8 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  11.9 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article IX or payments under Section 11.3.

                  11.10 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by the Company without the prior written consent of Purchaser and any attempt to do so will be void AB INITIO. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Purchaser may assign all or a portion of its rights hereunder, provided, assignee executes an assumption of rights, responsibilities, representations, warranties and covenants made by the Purchaser hereunder.

                  11.11 HEADINGS; CONSTRUCTION. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of CONTRA PROFERENTUM.

                  11.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  11.13 GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. (b) All disputes arising under this Agreement shall be resolved by arbitration pursuant to the commercial rules of the American Arbitration Association then in effect. All disputes shall be arbitrated in New York, New York. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees and other costs incurred therein.

                  11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  11.15 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES BEFORE SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.


                                         COMPANY:
                                         -------

                                         IJNT.NET, INC.


                                         By:__________________________________
                                         Name:
                                         Title:


                                         PURCHASER:
                                         ---------

                                         DOMINION FIXED INCOME PLUS FUND LIMITED


                                         By: _________________________________
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------

       CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK
       ------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

          WARRANT TO PURCHASE SHARES OF COMMON STOCK OF IJNT.NET, INC.
          ------------------------------------------------------------

                                    EXHIBIT C
                                    ---------

                         CERTIFICATE OF NON-U.S. PERSON
                         ------------------------------

            DOMINION FIXED INCOME FUND LIMITED, A __________________
            --------------------------------------------------------
                                         Name of Prospective Offeree

                         CERTIFICATE OF NON-U.S. PERSON

         The undersigned, in connection with the possible offer and sale to the undersigned of securities of IJNT.net, Inc., a Delaware corporation (the "COMPANY"), hereby certifies to the Company and to the Company's legal counsel as follows:

         1. The undersigned is a BONA FIDE __________ of ___________. The undersigned's principal business address is ____________________, _______________________, _____________________, ____________________.

         2. The undersigned is NOT a "U.S. Person" as defined in Rule 902(k) of Regulation S ("REGULATION S") promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"). (NOTE: A copy of Rule 902(k) and rule 902(l) of Regulation S is attached hereto as Annex I.)

         3. If the undersigned acquires securities of the Company, the undersigned is not and will not be acquiring those securities of the Company for the account or benefit of any U.S. Person as defined in Rule 902(k) of Regulation S.

         4. The undersigned understands that the Company and the Company's legal counsel are relying on all information contained in this Certificate of Non-U.S. Person in determining to offer and sell securities of the Company to the undersigned in a manner exempt from the registration requirements of the Securities Act.

         5. The Company hereby advises the undersigned (a) that securities of the Company that may be acquired by the undersigned will be issued by the Company without registration under the Securities Act and applicable state securities laws in reliance on one or more exemptions from the registration requirements of the Securities Act and applicable state securities laws and (b) that those securities of the Company therefore cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available to be relied on with respect to any contemplated resale. The undersigned understands and the undersigned hereby acknowledges to have been advised by the Company of all of the foregoing information set forth in this paragraph.

         IN WITNESS WHEREOF, this Certificate of Non-U.S. Person is effective as of ______________, 2000.

                                         ---------------------------------------
                                         Signature

                                         Dominion Fixed Income Plus Fund Limited

                                         ---------------------------------------

                                         ---------------------------------------

                    ANNEX I TO CERTIFICATE OF NON-U.S. PERSON

Rule 902(c):  Directed Selling Efforts.

(1) "Directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditions the market in the United States for any of the securities being offered in reliance on this Regulation S (Rule 901 through Rule 905, and Preliminary Notes). Such activity includes placing an advertisement in a publication "with a general circulation in the United States" that refers to the offering of securities being made in reliance upon this Regulation S.

(2)      Publication "with a general circulation in the United States":

         (i) Is defined as any publication that is printed primarily for distribution in the United States, or has had, during the preceding twelve months, an average circulation in the United States of 15,000 or more copies per issue; and

         (ii) Will encompass on the U.S. edition of any publication printing a separate U.S. edition if the publication, without considering its U.S. edition, would not constitute a publication with a general circulation in the United States.

(3)      The following are not "directed selling efforts":

         (i) Placing an advertisement required to be published under U.S. or foreign law, or under rules or regulations of U.S. or foreign regulatory or self-regulatory authority, provided the advertisement contains no more information than legally required and includes a statement to the effect that the securities have not been registered under the Act and may not be offered or sold in the United States (or to a U.S. person, if the advertisement relates to an offering under Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903) absent registration or an applicable exemption from the registration requirements;

         (ii) Contact with persons excluded from the definition of "U.S. person" pursuant to paragraph (k)(2)(vi) of this Rule 902 or persons holding accounts excluded from the definition of "U.S. person" pursuant to paragraph (k)(2)(i) of this Rule 902, solely in their capacities as holders of such accounts;

         (iii) A tombstone advertisement in any publication with a general circulation in the United States, provided:

                  (A) The publication has less than 20% of its circulation, calculated by aggregating the circulation of its U.S. and comparable non-U.S. editions, in the United States;

                  (B) Such advertisement contains a legend to the effect that the securities have not been registered under the Act and may not be offered or sold in the United States (or to a U.S. person, if the advertisement relates to an offering under Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903) absent registration or an applicable exemption from the registration requirements; and

                  (C) Such advertisement contains no more information than:

                           (1)      The issuer's name;

                           (2) The amount and title of the securities being sold;

                           (3) A brief indication of the issuer's general type of business;

                           (4)      The price of the securities;

                           (5) The yield of the securities, if debt securities with a fixed (non-contingent) interest provision;

                           (6) The name and address of the person placing the advertisement, and whether such person is participating in the distribution;

                           (7)      The names of the managing underwriters;

                           (8) The dates, if any, upon which the sales commenced and concluded;

                           (9) Whether the securities are offered or were offered by rights issued to security holders and, if so, the class of securities that are entitled or were entitled to subscribe, the subscription ratio, the record date, the dates (if any) upon which the rights were issued and expired, and the subscription price; and

                           (10) Any legend required by law or any foreign or U.S. regulatory or self-regulatory authority;

         (iv) BONA FIDE visits to real estate, plants or other facilities located in the United States and tours thereof conducted for a prospective investor by an issuer, a distributor, any of their respective affiliates or a person acting on behalf of any of the foregoing;

         (v) Distribution in the United States of a foreign broker-dealer's quotations by a third-party system that distributes such quotations primarily in foreign countries if:

                  (A) Securities transactions cannot be executed between foreign broker-dealers and persons in the United States through the system; and

                  (B) The issuer, distributors, their respective affiliates, persons acting on behalf of any of the foregoing, foreign broker-dealers and other participants in the system do not initiate contacts with U.S. persons or persons within the United States, beyond those contacts exempted under Exchange Act Rule 15a-6; and

         (vi) Publication by an issuer of a notice in accordance with Rule 135 or Rule 135c.

         (vii) Providing any journalist with access to press conferences held outside of the United States, to meetings with the issuer or selling security holder representatives conducted outside the United States, or to written press-related materials released outside the United States, at or in which a present or proposed offering of securities is discussed, if the requirements of Rule 135e are satisfied.

Rule 902(k):  U.S. Person.

(1)      "U.S. PERSON" MEANS:

         (i)      any natural person resident in the United States;

         (ii) any partnership or corporation organized or incorporated under the laws of the United States;

         (iii)    any estate of which any executor or administrator is a U.S.
                  person;

         (iv)     any trust of which any trustee is a U.S. person;

         (v) any agency or branch of a foreign entity located in the United States;

         (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

         (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

         (viii)   any partnership or corporation if:

                  (A) organized or incorporated under the laws of any foreign jurisdiction; and

                  (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the [Securities] Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501 (a) under the [Securities] Act) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

         (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

         (ii)     the estate is governed by foreign law.

(4) Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6) Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

         (i)      the agency or branch operates for valid business reasons; and

         (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

Rule 902(p): United States.

         "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                    EXHIBIT D
                                    ---------

                       "ACCREDITED INVESTOR" QUESTIONNAIRE
                       -----------------------------------

               DOMINION FIXED PLUS FUND LIMITED, A ______________
                                      Name of Prospective Offeree


                       "ACCREDITED INVESTOR" QUESTIONNAIRE


         The undersigned, in connection with the possible offer and sale to the undersigned of securities of IJNT.net, Inc., a Delaware corporation (the "Company"), hereby represents, warrants and certifies to the Company that the undersigned is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). All dollar amounts stated herein are stated in United States Dollars.

         The undersigned understands that the Company is relying on all information contained in this "Accredited Investor" Questionnaire in determining whether to offer securities of the Company to the undersigned in a manner exempt from the registration requirements of the Securities Act and applicable state securities laws.

         The undersigned hereby represents, warrants and certifies to the Company that the undersigned falls within the category marked below. PLEASE INDICATE EACH CATEGORY OF "ACCREDITED INVESTOR" THAT YOU SATISFY BY PLACING AN "X" ON THE APPROPRIATE LINE BELOW.

_____          Category 1.     A corporation, Massachusetts or similar business
                               trust, partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code
                               (tax exempt organization), in each case (a) not formed for the specific purpose of acquiring securities of the Company and (b) having total assets in excess of $5,000,000.

_____          Category 2.     An entity in which all of the equity owners are
                               "accredited investors."

         The undersigned hereby also represents, warrants and certifies to the Company that securities of the Company that may be acquired by the undersigned will be acquired by the undersigned for private investment purposes only and solely for the undersigned's own account, in the undersigned's own name, and not with a view to or for sale in connection with any distribution of those securities.

         The Company hereby advises the undersigned (a) that securities of the Company that may be acquired by the undersigned will be issued by the Company without registration under the Securities Act and applicable state securities laws in reliance on one or more exemptions from the registration requirements of the Securities Act and applicable state securities laws and (b) that those securities of the Company therefore cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available to be relied on with respect to any contemplated resale. The undersigned understands and the undersigned hereby acknowledges to have been advised by the Company of all of the foregoing information set forth in this paragraph.



         IN WITNESS WHEREOF, this "Accredited Investor" Questionnaire is effective as of ________________________, 2000.



                               Signature for Entity "Accredited Investor":

                               _________________________________________________
                               (Name of Entity)


                               By: _____________________________________________


                               _________________________________________________
                               Type of Entity


                               _________________________________________________
                               Printed or Typed Name and Title of Person Signing

                                   EXHIBIT F

DISCLOSURE SCHEDULE

IJNT.NET, INC.
--------------


SECTION 3.3(a)
--------------

CAPITALIZATION
--------------

Authorized Capital:

Preferred Stock:

Common Stock:

Shares reserved for issuance of outstanding options set forth below.


OUTSTANDING OPTIONS
-------------------


SECTION 3.3(b) AGREEMENTS INVOLVING STOCK
-----------------------------------------





SECTION 3.4 SUBSIDIARIES
------------------------






SECTION 3.7 NO UNDISCLOSED LIABILITIES
--------------------------------------





SECTION 3.9 COMPLIANCE WITH LAWS AND ORDERS
-------------------------------------------